Exhibit 10.8
First Amendment to Lease Agreement
Change of Commencement Date
This First Amendment to Lease Agreement (the “Amendment”) is made and entered into to be effective as of February 16, 2000, by and between WIX/NSJ REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership (“Landlord”), and FOUNDRY NETWORKS, INC., a California corporation (“Tenant”), with reference to the following facts:
Recitals
A. Landlord and Tenant have entered into that certain Lease Agreement dated September 28, 1999 (the “Lease”), for the leasing of certain premises containing approximately 70,755 rentable square feet of space located at 2100 Gold Street, San Jose, California (the “Premises”) as such Premises are more fully described in the Lease.
B. Landlord and Tenant wish to amend the Commencement Date of the Lease.
NOW, THEREFORE, In consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.	Recitals: Landlord and Tenant agree that the above recitals are true and correct.

2.	The Commencement Date of the Lease shall be February 1, 2000.

3.	The last day of the Term of the Lease (the “Expiration Date”) shall be January 31, 2006.

4.	The dates on which the Base Rent will be adjusted are:
Effective May 1, 2000, the Base Rent shall Increase to $71,000.00 per month ($1.003 per rentable sf)
Effective August 1, 2000, the Base Rent shall Increase to $127,359.00 per month ($1.80 per rentable sf)
Effective February 1, 2001, the Base Rent shall Increase to $131,816.57 per month ($1.863 per rentable sf)
Effective February 1, 2002, the Base Rent shall Increase to $136,430.14 per month ($1.928 per rentable sf)
Effective February 1, 2003, the Base Rent shall Increase to $141,205.20 per month ($1.996 per rentable sf)
Effective February 1, 2004, the Base Rent shall Increase to $146,147.38 per month ($2.065 per rentable sf)
Effective February 1, 2005, the Base Rent shall Increase to $151,274.19 per month ($2.138 per rentable sf)
     5. Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.
     6. Definitions: Unless otherwise defined in this. Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.
     7. Authority: Subject to the provisions of the Lease, this Amendment shall be binding upon and Inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party’s behalf is authorized to do so and to bind such party to the terms of this Amendment.
     8. The terms and provisions of the Lease are hereby Incorporated in this Amendment.
IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written
Tenant:
FOUNDRY NETWORKS, INC.,
a California corporation

By:	/s/ Timothy D. Heffner
Its:	CFO
Date:	8/31/00
By:

Its:

Date:

Landlord:
WIX/NSJ REAL ESTATE LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	LEGACY PARTNERS COMMERCIAL, INC.,
as manager and agent for WIX/NSJ Real Estate Limited Partnership

	By:	/s/ Debra Smith
Senior Vice President

Date:	9/12/00